Exhibit 99.3

CISCO SYSTEMS, INC.
STOCK OPTION ASSUMPTION AGREEMENT
Dear [Field: Full Name]:
As you know, on September 29, 2014 (the "Closing Date"), Cisco Systems, Inc. ("Cisco") acquired MetaCloud, Inc. ("MetaCloud") (the "Acquisition"), pursuant to the Agreement and Plan of Merger by and among Cisco, Montara Acquisition Corp., MetaCloud and Stockholders’ Agent dated as of September 16, 2014 (the "Acquisition Agreement"). On the Closing Date, you held one or more outstanding options to purchase shares of MetaCloud common stock granted to you under the MetaCloud, Inc. Stock Incentive Plan (the “Plan”). Pursuant to the Acquisition Agreement, on the Closing Date, Cisco assumed all obligations of MetaCloud under your outstanding option (or options). This Stock Option Assumption Agreement (the "Agreement") evidences the terms of Cisco's assumption of an option (or options) to purchase shares of MetaCloud common stock granted to you under the Plan (the "MetaCloud Option(s)"), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and MetaCloud (collectively, the "Option Agreement(s)"), including the necessary adjustments for assumption of the MetaCloud Option(s) that are required by the Acquisition.
The table below summarizes your MetaCloud Option(s) immediately before and after the Acquisition:
Grant Details

Employee ID	[Field: Employee ID]
Grant Date	[Field: Grant Date]
Type of Option	[Field: Grant Type]
Grant Number	[Field: Grant Number]
Cisco Number of Option Shares	[Field: Shares Granted]
Cisco Exercise Price Per Share	[Field: Option Price]
Original Number of Option Shares	[Field: Acquisition Shares]
Original Exercise Price Per Share	[Field: Acquisition Exercise Price]
Vesting Commencement Date	[Field: Vest Start Date]
Expiration Date	[Field: Expiration Date]
The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.2554713630 as determined in accordance with the terms of the Acquisition Agreement, and are intended to: (i) assure that the total spread of your assumed MetaCloud Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed MetaCloud Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares of MetaCloud common stock remaining subject to your MetaCloud Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed MetaCloud Option(s) was determined by dividing the exercise price per share of your MetaCloud Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.
Unless the context otherwise requires, any references in the Plan or the Option Agreement(s) to: (i) the "Company" or the "Corporation" means Cisco, (ii) "Stock," "Common Stock," "Shares" or "Ordinary Shares" means shares of Cisco common stock, (iii) the "Board of Directors" or the "Board" means the Board of Directors of Cisco and (iv) the "Committee" means the Compensation and Management Development Committee of the Board of Directors of Cisco. As used in this Agreement, "Employer" means your actual employer. All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of MetaCloud or a subsidiary or affiliate will now refer to your status as an employee or consultant of Cisco or any present or future Cisco subsidiary or affiliate.
The vesting commencement date, vesting schedule and expiration date of your assumed MetaCloud Option(s) remain the same as set forth in the Option Agreement(s) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. (In this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter (whether from Cisco, MetaCloud or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed MetaCloud Option(s).) Vesting of your assumed MetaCloud Option(s) will be suspended during all leaves of absence in accordance with Cisco's policies. Unless otherwise specified by Cisco, the only permissible methods to exercise your assumed MetaCloud Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed MetaCloud Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed MetaCloud Option(s) may be "early exercised" (i.e., an assumed MetaCloud Option(s) may be exercised for shares of Cisco common stock only to the extent the assumed MetaCloud Option(s) is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Acquisition Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary or affiliate, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) and/or the Plan for your assumed MetaCloud Option(s) to the extent vested and outstanding at the time of termination after which time your assumed MetaCloud Option(s) will expire and NOT be exercisable for Cisco common stock. For the avoidance of doubt, for purposes of the MetaCloud Option(s), the date of termination shall be deemed the date notice of termination is provided, whether by the Employer for any reason or by you upon resignation, and shall not be extended by any notice period mandated under contract or local law, unless Cisco in its exclusive discretion determines otherwise.
To exercise your assumed MetaCloud Option(s), you must utilize one of Cisco's preferred brokers, the Charles Schwab Corporation telephone number is ______________ or Morgan Stanley Smith Barney telephone number is _________________.
Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and the right of Cisco, its subsidiary or affiliate, which rights are expressly reserved, to terminate your employment at any time for any reason, subject to applicable law. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed MetaCloud Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.
Until Cisco's Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed MetaCloud Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed MetaCloud Option(s), please contact ___________ at (___) ___________..
CISCO SYSTEMS, INC.
By: /s/ Mark Chandler
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed MetaCloud Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed MetaCloud Option(s), the Plan and this Stock Option Assumption Agreement.
ATTACHMENTS
Exhibit A - Form S-8 Prospectus

CISCO SYSTEMS, INC.
STOCK OPTION ASSUMPTION AGREEMENT
Dear [Field: Full Name]:
As you know, on September 29, 2014 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired MetaCloud, Inc. (“MetaCloud”) (the “Acquisition”), pursuant to the Agreement and Plan of Merger by and among Cisco, Montara Acquisition Corp., MetaCloud, and the Stockholders’ Agent dated as of September 16, 2014 (the “Acquisition Agreement”). On the Closing Date, you held one or more outstanding options to purchase shares of MetaCloud common stock granted to you under the MetaCloud Stock Incentive Plan (the “Plan”). Pursuant to the Acquisition Agreement, on the Closing Date, Cisco assumed all obligations of MetaCloud under your outstanding option (or options).  This Stock Option Assumption Agreement (the "Agreement") evidences the terms of Cisco's assumption of an option (or options) to purchase shares of MetaCloud common stock granted to you under the Plan (the "MetaCloud Option(s)"), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and MetaCloud (the "Option Agreement(s)"), including the necessary adjustments for assumption of the MetaCloud Option(s) that are required by the Acquisition.
The table below summarizes your MetaCloud Option(s) immediately before and after the Acquisition:
Grant Details

Employee ID	[Field: Employee ID]
Grant Date	[Field: Grant Date]
Type of Option	[Field: Grant Type]
Grant Number	[Field: Grant Number]
Cisco Number of Option Shares	[Field: Shares Granted]
Cisco Exercise Price Per Share	[Field: Option Price]
Original Number of Option Shares	[Field: Acquisition Shares]
Original Exercise Price Per Share	[Field: Acquisition Exercise Price]
Vesting Commencement Date	[Field: Vest Start Date]
Expiration Date	[Field: Expiration Date]
The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.2554713630 as determined in accordance with the terms of the Acquisition Agreement, and are intended to: (i) assure that the total spread of your assumed MetaCloud Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed MetaCloud Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares of MetaCloud common stock remaining subject to your MetaCloud Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed MetaCloud Option(s) was determined by dividing the exercise price per share of your MetaCloud Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.
Unless the context otherwise requires, any references in the Plan or the Option Agreement(s) to: (i) the "Company" or the "Corporation" means Cisco, (ii) "Stock," "Common Stock," or "Shares" means shares of Cisco common stock, (iii) the "Board of Directors" or the "Board" means the Board of Directors of Cisco and (iv) the "Committee" means the Compensation and Management Development Committee of the Board of Directors of Cisco. As used in this Agreement, "Employer" means your actual employer.  All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of MetaCloud or a subsidiary or affiliate will now refer to your status as an employee or consultant of Cisco or any present or future Cisco subsidiary or affiliate.
The vesting commencement date, vesting schedule and expiration date of your assumed MetaCloud Option(s) remain the same as set forth in the Option Agreement(s) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. (In this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter (whether from Cisco, MetaCloud or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed MetaCloud Option(s).) Vesting of your assumed MetaCloud Option(s) will be suspended during all leaves of absence in accordance with Cisco's policies. Unless otherwise specified by Cisco, the only permissible methods to exercise your assumed MetaCloud Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed MetaCloud Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed MetaCloud Option(s) may be "early exercised" (i.e., an assumed MetaCloud Option(s) may be exercised for shares of Cisco common stock only to the extent the assumed MetaCloud Option(s) is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Acquisition Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary or affiliate, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) and/or the Plan for your assumed MetaCloud Option(s) to the extent vested and outstanding at the time of termination after which time your assumed MetaCloud Option(s) will expire and NOT be exercisable for Cisco common stock. For the avoidance of doubt, for purposes of the MetaCloud Option(s), the date of termination shall be deemed the date notice of termination is provided, whether by the Employer for any reason or by you upon resignation, and shall not be extended by any notice period mandated under contract or local law, unless Cisco in its exclusive discretion determines otherwise.
Please note that your Option Agreement(s) provide for a "fixed exercise" schedule.  A "fixed exercise" schedule means that you must exercise all of the shares subject to MetaCloud Option(s) that vest and become exercisable during a calendar year (these are referred to as the "exercisable portion") as follows:

·	Shares vesting in Calendar Year 2014 and going forward must be exercised no later than December 31st, of such calendar year.
If you do not do so, you shall automatically forfeit such shares.  Any acceleration of vesting of your shares, other than acceleration on account of the termination of your employment, shall be disregarded for purposes of determining the year in which you must exercise your shares. Please also note that your assumed MetaCloud Option(s) shall be treated as “nonqualified stock options” and subject to all applicable payroll tax withholding and reporting. Please refer to your Option Agreement(s) for additional information.
As an administrative matter, beginning with calendar year 2014, the exercisable portion of these assumed MetaCloud Option(s) may only be exercised until the close of The NASDAQ Global Select Market on December 31st of each calendar year in which such shares vest, or any earlier termination date of the Option term under your Option Agreement(s), or if such date is not a trading day on the The NASDAQ Global Select Market, the last trading day before such date.  Any later attempt to exercise this Option will not be honored.  For example, if December 31st falls on a Sunday, you must exercise the exercisable portion of the assumed MetaCloud Option(s) by 1 pm Pacific Time on the immediately preceding business day, which would be Friday, December 29th.
To exercise your assumed MetaCloud Option(s), you must utilize one of Cisco's preferred brokers, the Charles Schwab Corporation (telephone number is _____________) or Morgan Stanley Smith Barney (telephone number is ________________).
Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and the right of Cisco, its subsidiary or affiliate, which rights are expressly reserved, to terminate your employment at any time for any reason, subject to applicable law. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed MetaCloud Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.
Until Cisco's Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed MetaCloud Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed MetaCloud Option(s), please contact ___________ at (___) ___________..

CISCO SYSTEMS, INC.
By:  /s/ Mark Chandler
Mark Chandler
Corporate Secretary
ACKNOWLEDGMENT
[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed MetaCloud Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed MetaCloud Option(s), the Plan and this Stock Option Assumption Agreement.
 ATTACHMENTS
Exhibit A - Form S-8 Prospectus